                                     EXHIBIT



                                    10.2.4.1

                           BMW OF NORTH AMERICA, INC.

                                DEALER AGREEMENT

          This DEALER AGREEMENT is effective as of the 1st day of January, 1994, by and between BMW of North America, Inc., a Delaware Corporation having its principal place of business at Woodcliff Lake, New Jersey 07675 ("BMW NA") and

DEALER NAME:  DiFeo BMW Partnership
              ------------------------------------

DEALER LOCATION:  301 County Road, Tenafly, New Jersey , a
                  -------------------------------------

BUSINESS TYPE:  Partnership                       ,
                ----------------------------------

(if a corporation or partnership) organized or incorporated under the laws of the

STATE OF:  New Jersey                              and
           ---------------------------------------

DOING BUSINESS AS:  DiFeo BMW
                    ------------------------------

having its principal place of business at

ADDRESS:  301 County Road                         , in
          ----------------------------------------

CITY/TOWN:  Tenafly                               , in the
            --------------------------------------


COUNTY OF:  Bergen                                , in the
            --------------------------------------

STATE OF:  New Jersey                              (as "Dealer").
           ---------------------------------------

All terms defined in the DEALER STANDARD PROVISIONS (Form 93/B) are incorporated herein by reference.

                              PURPOSE OF AGREEMENT

The purpose of this Agreement is to authorize Dealer to operate a BMW automobile dealership and to set forth the responsibilities of both BMW NA and Dealer in providing BMW Products and services to the consuming public.

The United States automotive market requires a fluid relationship between BMW NA and authorized BMW dealers who represent BMW Products. Mutual compliance with the terms of this Agreement will promote the interests of both BMW NA and Dealer by providing each party an opportunity to earn a reasonable return on its investment through developing and retaining satisfied customers and by building a spirit of cooperation between BMW NA and authorized BMW dealers (collectively the "BMW Dealers") which will increase the value and customer perception of BMW trademarks.

BMW NA and Dealer have entered into this Agreement with confidence in each other's integrity, ability and expressed intention to deal fairly with the other party and the consuming public. Dealer is relying upon BMW NA's commitment to distribute quality BMW Products which meet the needs and expectations of the BMW customers in Dealer's primary market and to provide Dealer with a broad range of support activities to assist Dealer in its retail operations. BMW NA is relying upon Dealer's commitment to perform and carry out the responsibilities of an authorized BMW dealer, as set forth in this Agreement. Each party recognizes that it must rely upon the efforts of the other party in performing successfully under this Agreement.

IN CONSIDERATION OF the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

A.   APPOINTMENT OF DEALER

BMW NA appoints Dealer as a dealer of BMW Products. Subject to the terms of this Agreement, Dealer is granted the non-exclusive right to buy BMW Products. Dealer accepts such appointment and agrees to be bound by this Agreement.

While dealer recognizes that its performance will be primarily measured based upon its activities in its Primary Market Area, Dealer agrees that this appointment does not confer upon it the exclusive right to deal in BMW Products in any specific geographic area within the 50 United States, nor does it limit the persons within the 50 United States to whom Dealer may sell BMW Products for use therein.

Dealer agrees that it will not sell BMW Products for resale or use outside the 50 United States. Dealer further agrees to abide by any Export Policy established by BMW NA.

Dealer acknowledges that BMW NA reserves the right to appoint additional dealers, whether located near Dealer's location or elsewhere, as BMW NA in its sole discretion deems necessary or appropriate. BMW NA agrees that it will not explore additional representation without first conferring individually with the BMW Dealer(s) surrounding the proposed location to determine whether other alternatives to additional representation are satisfactory to BMW NA. If a decision is made to proceed with establishment of additional representation, BMW NA will provide such BMW Dealer(s) no less than thirty (30) days written notice of such decision.

B.   DEALER STANDARD PROVISIONS AND DEALER OPERATING REQUIREMENTS

The accompanying DEALER STANDARD PROVISIONS (Form 93/B), DEALER OPERATING REQUIREMENTS, DEALER FACILITY GUIDELINES, and all currently effective Addenda issued to Dealer by BMW NA, all of which may be amended, cancelled or superseded from time to time, are hereby incorporated into this Dealer Agreement ("Incorporated Documents"). Unless the context otherwise indicates, the term "Agreement" shall mean this document, the Incorporated Documents, and the documents referred to therein. Dealer hereby acknowledges receipt of this Agreement and agrees to become familiar with its terms.

While Dealer is not contractually required to comply with the BMW DEALER OPERATING SYSTEM, Dealer agrees to consider conforming its operations to the guidelines and recommendations of the BMW Dealer Operating System.

C.   DEALER OWNERSHIP AND MANAGEMENT

This is a PERSONAL SERVICES AGREEMENT. BMW NA is entering into this Agreement in reliance upon the qualifications, abilities and integrity of the Dealer Operator and upon the representation of the Dealer's Owner(s) that the Dealer Operator will have full managerial authority for operations and activities of Dealer. In order to induce BMW NA to enter into this Agreement, Dealer states that:

(i) DEALER'S OWNERS. The beneficial owners, record owners and partners, if any of Dealer are (include Record Owners if different from Beneficial):

NAME                                       %      RECORD OR BENEFICIAL

DiFeo Partnership Inc.                   70%

DiFeo BMW, Inc.                          30%





                          ADDITIONAL NAMES ATTACHED / /

(ii) DEALER'S OFFICERS.  The following persons are Dealer's Officers:

NAME                                      TITLE

Ezra P. Mager                             CEO

Joseph C. Herman                          COO


Joseph C. DiFeo                           Executive Vice President

Samual X. DiFeo                           Executive Vice President

Robert J. Cohen                           Executive Vice President



(iii) DEALER'S CORPORATE DIRECTORS. If Dealer is a corporation, the following are its Corporate Directors:

NAME                                      TITLE

Marshall S. Cogan                         Chairman of the Board

Ezra P. Mager

Joseph C. DiFeo


Samuel X. DiFeo

Joseph C. Herman



(iv) DEALER OPERATOR. The following person shall be in complete charge of Dealer's BMW Operations with authority to make all operating decisions on behalf of Dealer with respect to Dealer's BMW Operations and is the person upon whom BMW NA can rely to act on Dealer's behalf:

Name:  Robert J. Cohen

(v) GENERAL MANAGER. The following is Dealer's General Manager (if none, enter "NONE"):

Name:  Robert J Cohen

(vi) SUCCESSOR. The Dealer's Owners have nominated the following individual(s) as proposed Dealer Owner(s) of a Successor Dealer to be established if this Agreement is terminated because of the death or permanent disability of any of the Dealers Owners (if none, enter "NONE"):

Name:  _________________________________________________________________________

Name:  _________________________________________________________________________

Because of the importance that BMW NA places on the statements and representations of the Dealer's Owners and the qualifications of the Dealer Operator, Dealer agrees that there will be no change in the (a) identity of the Dealer's Owners (i above); (b) the Dealer Operator (iv above); or (c) Dealer's name, identity, business organization or structure without the prior written consent of BMW NA.

To enable BMW NA to maintain effectively the BMW NA dealer network, Dealer further agrees to provide BMW NA with forty-five (45) days prior written notice of any proposed change in the ownership of Dealer, which would change the majority interest or control of Dealer, or of any proposed disposition of Dealer's BMW assets. Any such change in ownership or disposition of Dealer's BMW assets shall not be effective without the prior written consent of BMW NA which consent shall not be unreasonably withheld. BMW NA shall respond to Dealer's notification within forty-five (45) days after Dealer has furnished to BMW NA all applications and information reasonably requested to evaluate the proposal.

Without limiting other considerations in determining whether BMW NA will provide consent, this Agreement may not be transferred, assigned or assumed until all indebtedness of Dealer to BMW NA, its subsidiaries or affiliates has been fully satisfied and unless the transferee, assignee or party assuming this Agreement agrees and commits to fulfill and complete all of the obligations under this Agreement and the Improvement Addendum (if applicable).

Dealer recognizes that BMW NA has a vital interest in ensuring that qualified personnel are employed by BMW Dealers. Therefore, Dealer agrees to employ personnel who meet the qualifications for each position. BMW NA agrees that Dealer has the right to decide reasonably all matters concerning management and personnel.

Dealer has designated herein certain individuals as officers, directors, managers and/or individuals with responsibility for Dealer's BMW Operations. Dealer agrees to notify BMW NA in writing of any change in the designated individuals (ii, iii and v above) and recognizes that such designation shall not relieve Dealer of its responsibility for performance under this Agreement.

Dealer agrees that BMW NA may rely upon the Dealer Operator and General Manager (if applicable) to act on Dealer's behalf and that such reliance will not alter Dealer's responsibilities under this Agreement.

D.   DEALER'S FACILITIES

Dealer agrees that Dealer's Facilities shall satisfy all applicable provisions of this Agreement, including reasonable space, facility and BMW Corporate Identification requirements in the Dealer Operating Requirements Addendum and/or Dealer Facilities Guidelines. BMW NA recognizes the investment Dealer has in its facilities and hereby approves the location of the following Dealer's Facilities for the exclusive purpose of:

1) A showroom and sales facility for BMW Vehicles at:

Address:  301 County Road, Tenafly, New Jersey
          ----------------------------------------------------------------------

2) Service and Parts facilities for BMW Vehicles at:

Address:  301 County Road, Tenafly, New Jersey
          ----------------------------------------------------------------------

3) Facilities for the display and sale of used BMW Vehicles at:

Address:  301 County Road, Tenafly, New Jersey
          ----------------------------------------------------------------------

4) Other facilities (indicate the nature of the facility; e.g., storage facility):

Address:  None
          ----------------------------------------------------------------------

Unless otherwise provided herein, Dealer shall conduct Dealer's BMW Operations and keep BMW Products exclusively at Dealer's Facilities designated above.

In the event that Dealer desires to (i) change its principal place of business from that first set forth in this Agreement; (ii) change any location of Dealer's Facilities; (iii) establish any additional locations for either operating its business or storage of BMW products; (iv) make any major structural or design change in Dealer's Facilities; or (v) change the usage or function of any locations or facility approved herein or otherwise utilize such locations or facilities for any functions other than the approved functions, Dealer must obtain the prior written approval of BMW NA for any such change or establishment.

In the event Dealer desires to establish or add any additional automobile franchise, line, make or dealership at Dealer's Facilities simultaneously with Dealer's BMW Operations, Dealer agrees to provide BMW NA thirty (30) days prior written notice of such establishment or addition. At the time notice is provided, Dealer shall demonstrate in writing to BMW NA that Dealer will continue to comply with the Dealer Operating Requirements Addendum and will not adversely impact the representation or sale of BMW Products. If Dealer is unable to comply, Dealer shall not pursue such establishment or addition, but may submit a detailed plan of compliance with the Dealer Operating Requirements and Dealer Operating Requirements Addendum to BMW NA. If BMW NA approves the detailed plan of compliance, Dealer may proceed with the establishment or addition. Dealer understands that BMW NA may, at its sole option, reject the plan or require issuance or modification of an Improvement Addendum in the event the plan is approved. Such approval shall not be unreasonably withheld.

E.   EXCLUSION OF WARRANTIES

EXCEPT AS SPECIFICALLY PROVIDED FOR IN THE NEW CAR LIMITED WARRANTY, THE LIMITED WARRANTY ON EMISSION CONTROLS, THE LIMITED WARRANTY AGAINST RUST PERFORATION, THE LIMITED WARRANTY ON ORIGINAL BMW PARTS AND THE LIMITED WARRANTY ON ORIGINAL PARTS SOLD OVER THE COUNTER; ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXCLUDED. THE EXCLUSION ALSO APPLIES TO INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES FOR ANY BREACH OF EXPRESS OR IMPLIED WARRANTY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS, IF ANY, APPLICABLE TO BMW PRODUCTS.

F.   BMW DEALER FORUM

BMW NA and Dealer agree that it is in their mutual interest to have an independent group of BMW dealer representatives serve on the BMW Dealer Forum ("DEALER FORUM"). The DEALER FORUM shall represent BMW Dealers and will communicate the position of BMW Dealers to BMW NA on various common issues.
BMW NA and DEALER FORUM shall establish a mechanism to foster open and frequent communication on substantive issues affecting BMW NA and BMW Dealers.

Each BMW dealer is entitled and encouraged to serve on the DEALER FORUM or on a committee of the DEALER FORUM pursuant to its by-laws and each BMW dealer is expected to support and participate in the DEALER FORUM.

The DEALER FORUM shall adopt by-laws as BMW Dealers deem reasonable and necessary. The DEALER FORUM may establish committees to study various aspects of the retail environment and the BMW NA - BMW Dealers' relationship.

Before any material change may be made to this Agreement, BMW NA agrees to notify the DEALER FORUM and consider BMW Dealers' position regarding the proposed change.

G.   TERM

This Agreement shall continue in full force and effect and shall govern all relations and transactions between the parties commencing on the effective date hereof and continuing as follows:


     - If Dealer has fulfilled all of its obligations hereunder and no Improvement Addendum is currently in force, this Agreement shall expire five years from the effective date hereof, unless terminated earlier in accordance with the applicable provisions of this Agreement. In such event BMW NA will renew this Agreement or offer Dealer an opportunity to enter into a superseding Agreement.

     - If Dealer has outstanding obligations as of the effective date of this Agreement and/or an Improvement Addendum is in force, this Agreement shall expire on the earlier of three years from the effective date hereof or sixty (60) days following the earliest "Compliance Date" specified in said Addendum, unless otherwise terminated in accordance with the applicable provisions of this Agreement.

H.   ALTERNATE DISPUTE RESOLUTION

BMW NA and Dealer agree to minimize disputes between them. However, in the event that disputes arise, BMW NA and Dealer agree that they will attempt to resolve all matters between them before any formal action is taken to seek any administrative or judicial adjudication or governmental review.

A BMW BOARD ("BOARD") will act as the Administrator of all disputes between BMW NA and Dealer arising out of this Agreement. The BOARD will consist of three representatives who will be selected by BMW NA and three representatives of BMW Dealers who will be selected by the DEALER FORUM. The BOARD will determine eligibility requirements, develop procedures to ensure a fair and equitable decision ("ADR PROCEDURES") and select individuals to participate in a DISPUTE RESOLUTION PANEL ("PANEL") to hear an eligible dispute. The PANEL shall consist of at least one BMW NA employee, one BMW dealer and one independent person selected by the BOARD.

The BOARD shall also monitor the dispute resolution process, report to BMW NA and the DEALER FORUM annually on the effectiveness of this process and, when required, make recommendations for changes in this process.

BMW NA and Dealer agree that the process outlined in this Article H and developed by the BOARD in the ADR PROCEDURES will be mandatory. The PANEL's recommendation will be non-binding, unless the parties agree to be bound by the decision of the PANEL. The purpose of the PANEL will be to recommend a resolution and work with the parties to reach a fair and equitable solution to their dispute in a cost-effective, efficient manner and to avoid formal adjudication or government intervention.

If either party to this Agreement initiates any action in court or an administrative agency prior to issuance of a PANEL recommendation on a dispute, that party shall pay all costs, fees and expenses, including attorneys fees, of the other party which arise out of the enforcement of this Article H.

I.   RIGHT OF FIRST REFUSAL

BMW NA recognizes the investment which Dealer has committed to remain a BMW dealer. Dealer recognizes the importance to BMW NA of continuing dealership operations from approved locations to provide for effective sale and service of BMW Products. Accordingly, whenever Dealer intends to dispose of Dealer's BMW assets or to change majority ownership from that listed in Article C(i), BMW NA shall have the first right to purchase Dealer's BMW assets or ownership interests pursuant to this Article. Dealer agrees to disclose to the prospective buyer that any sale or disposition shall be subject to the terms of this Dealer Agreement.

BMW NA will advise Dealer if it will exercise the right of first refusal within forty-five (45) days after Dealer has furnished all applications and information in accordance with Article C. If BMW NA exercises the right, BMW NA will assume the proposed buyer's rights and obligations under the written agreement the proposed buyer negotiated with Dealer (the "Buy/Sell Agreement"). The purchase price shall be that set forth in the Buy/Sell Agreement.

In the event BMW NA exercises its right of first refusal, BMW NA may assign the Buy/Sell Agreement to any party. BMW NA shall remain responsible to guarantee the purchase price to be paid by the assignee.

Dealer shall transfer the assets and any applicable real estate free and clear of all liens and encumbrances. Any property shall be transferred by Warranty Deed, where possible, conveying marketable title. Deeds will be in the proper form for recording. Possession will be deemed transferred when the deed is delivered. Dealer will furnish copies of, and will assign where required, all agreements, licenses, easements, permits or other documents necessary for the conduct of Dealer's BMW Operations.

If it exercises its right under this Article, BMW NA will reimburse Dealer for all acceptable expenses, excluding brokerage commissions, incurred by Dealer in connection with the development of the Buy/Sell Agreement. Dealer will supply BMW NA with reasonable documentation to support all those expenses and all copies of materials generated during the negotiation and development of the Buy/Sell Agreement in anticipation of the sale (including environmental reports, accounting reviews, among others.) Any dispute regarding reimbursement shall be presented for review under Article H.

This Article shall not apply in the event that Dealer proposes to change majority ownership, dispose of its assets or otherwise enter into a proposed Buy/Sell Agreement with a member of Dealer's immediate family (spouse, child, brother, sister, parent, grandchild, or spouse of child); to an individual who is listed on the Successor Addendum; to an individual who is currently employed by Dealer and has been actively employed by Dealer for at least three consecutive years in the BMW Operations and is otherwise qualified as a Dealer Operator; or to an individual who is currently listed as a Dealer's Owner in Article C and has been so listed for the past three consecutive years and is otherwise qualified as a Dealer Operator.

J.   CUSTOMER SATISFACTION

BMW NA and Dealer agree to conduct their respective businesses to promote and support the image and reputation of BMW NA, BMW Products and BMW Dealers. BMW Products must be perceived as the finest available. BMW NA and BMW Dealers must be recognized as providing the best service in the industry.

Dealer, as the direct link to the BMW customer, is responsible for satisfying customers in all matters, except those directly related to product design and manufacturing. Dealer will take reasonable steps to ensure that each customer is satisfied with BMW Products, and with the services and the practices of Dealer. Dealer will recommend to BMW NA methods of reasonably satisfying customers. BMW NA will support Dealer's customer satisfaction efforts through counseling, training opportunities and providing survey results.

When requested by BMW NA, Dealer shall submit a plan detailing its customer satisfaction programs. That plan shall include continuous reinforcement to all dealership personnel of the importance of customer satisfaction, necessary training for dealership personnel and methods of conveying to customers that Dealer is committed to their satisfaction.

Following consultation with and notice from BMW NA or its authorized representative, Dealer shall remedy to the satisfaction of BMW NA any practice or method of operation which would have a detrimental effect upon customer satisfaction or would impair the reputation or image of BMW NA, BMW Products or Dealer.

K.   EXECUTION OF AGREEMENT

This Agreement shall not become effective until signed by a duly authorized officer of Dealer, if a corporation; or by one of the general partners of Dealer, if a partnership; or by the named individual if a sole proprietorship; and countersigned by authorized representatives of BMW NA.

L.   MODIFICATION OF AGREEMENT

No representative of BMW NA shall have the authority to waive any of the provisions of this Agreement or to make any amendment or modification of or any other change in, addition to, or deletion of any portion of this Agreement or to make any other agreement which imposes any obligation on either BMW NA or Dealer which is not specifically imposed by this Agreement or which renews or extends this Agreement; unless such waiver, amendment, modification, change, addition, deletion or agreement is reduced to writing and signed by two authorized representatives of BMW NA and by the authorized representative of Dealer as set forth in Article K of this Agreement.

BMW OF NORTH AMERICA, INC.         DIFEO BMW PARTNERSHIP

BY:  /s/ James J. Ryan             BY:  /s/ Robert J. Cohen
     ------------------------           -------------------------------

TITLE:  General Manager            TITLE: V.P.
        ---------------------             -----------------------------
BY:  /s/ Henry J. Schoeler
     ------------------------      FEDERAL TAX ID# 223186285
                                                   --------------------
TITLE:  Area Manager               ATTEST: (If Dealer is a Corporation)
        ---------------------

                                   ------------------------------------
                                                 Secretary

                                   WITNESS:  (If Partnership or Proprietorship)

                                   /s/Illegible
                                   ------------------------------------
                                                   Name
                                   301 County Rd., Tenafly NJ  07670
                                   ------------------------------------
                                                  Address

                                    EXHIBIT A

                                    % of Ownership                     Title
                                    --------------                     -----

Owners of DiFeo Partnership, Inc.
  United Auto Group, Inc.                100%        N/A
  12/2/94
  Name

Owners of EMCO Motor Holdings, Inc.

  Ezra P. Mager                           3%         President
  40 E. 88th Street                                  EMCO Motor Holdings, Inc.
  New York, NY 10128

  '21 International Holdings              97%        N/A
  153 E. 53rd Street
  Suite 5900
  New York, New York 10022

    Marshall S. Cogan               Voting Control   Chairman
    625 Park Avenue                                  '21 International Holdings
    New York, NY 10021

Owners of DiFeo BMW, Inc.

  Joseph C. DiFeo                        37.5%       President/
  17 Blackpoint Horseshoe                            Treasurer
  Rumson, NJ 07760

  Robert J. Cohen                         25%        Vice President
  812 Napoleon Street
  Woodmere, NY 11598

  Samuel X. DiFeo                        37.5%       Secretary
  121 Larraine Avenue
  Spring Lake, NJ 07762

                     AMENDMENT TO BMW OF NORTH AMERICA, INC.
                                DEALER AGREEMENT


This Amendment to the BMW Dealer Agreement is entered into among BMW of North America, Inc. ("BMW NA"), DiFeo BMW ("Dealer"), DiFeo BMW Partnership ("Partnership"), DiFeo Partnership, Inc. ("DPI") and United Auto Group, Inc. ("UAG").

WHEREAS, BMW NA has entered into a BMW Dealer Agreement with Dealer dated January 1, 1994, (the "Dealer Agreement"), pursuant to which Dealer is authorized to operate a BMW automobile dealership; and

WHEREAS, the ownership and organization of Dealer are such that the terms of the Dealer Agreement may not be wholly adequate to address the needs and concerns of Dealer, Partnership, DPI and BMW NA; and

WHEREAS, Dealer and BMW NA entered into the Dealer Agreement in consideration of and in reliance on certain understandings, assurances and representations which the parties here to wish to document;

WHEREAS, BMW NA is relying on the representations of Dealer, Partnership, DPI and UAG contained herein and would not have entered into this Amendment, but for those representations.

NOW, THEREFORE, the parties agree as follows:

1. For purposes of the Dealer Agreement, including Article C(iv), Robert Cohen shall be designated Dealer Operator. BMW NA has relied and is relying on the personal qualifications, abilities and integrity of Dealer Operator and the appointment and continued employment of Mr. Cohen as Dealer Operator was and is a material inducement for BMW NA to enter into the Dealer Agreement with Dealer. Dealer, Partnership, DPI and UAG hereby represent and warrant that Dealer Operator is and will be in complete charge of Dealer's BMW Operations with authority to make all operating decisions on behalf of Dealer with respect to those operations and is the person upon whom BMW NA can rely to act on Dealer's behalf. Neither Dealer nor Partnership nor DPI nor UAG will revoke, modify or amend such authority without the prior written approval of BMW NA.

2. The removal or withdrawal of Dealer Operator without the prior written consent of BMW NA shall constitute grounds for termination of the Dealer Agreement, subject to applicable law. However, BMW NA recognizes that Dealer Operator's employment relationship with Dealer may change. In that case, Dealer shall have the opportunity to propose a replacement Dealer Operator in accordance with Article C of the Dealer Agreement.

3. Dealer is a wholly owned subsidiary of Partnership, which, in turn, is a wholly owned subsidiary of DPI, which, in turn, is a wholly owned subsidiary of UAG. Dealer, Partnership, DPI and UAG hereby warrant that the representations and assurances of each herein are within their respective authority to make and do not contravene any directive, policy or procedure of any of them. The parties hereto acknowledge that the provisions of this Amendment shall not be applicable until such time as UAG completes a public offering of its stock.

4. Any material changes, including the change in 20% of the outstanding shares as described in Paragraph 5, in the ownership of Dealer, Partnership, DPI and UAG shall be considered a change of ownership of Dealer under the terms of the Dealer Agreement, and all applicable terms of the Dealer Agreement shall apply to any such change. BMW NA has executed the Dealer Agreement in reliance upon the ownership and management structure of Dealer, Partnership, DPI and UAG and any change in the majority interest or control of any of those entities, or any disposition of Dealer's BMW assets, without prior written consent of BMW NA shall constitute grounds for the termination of the Dealer Agreement, subject to applicable law. Such consent shall not be unreasonably withheld by BMW NA.
With respect to a Public Company (as defined in Paragraph 5) a material change in ownership can only occur as described therein.

5. Given the ultimate control Partnership, DPI, and UAG have over Dealer, the control of Dealer through a Company whose securities are publicly traded which may eventually control Dealer ("public company") and BMW NA's strong interest in assuring that those who own and control their Dealers have interests consistent with those of BMW NA; Dealer, Partnership, DPI and UAG agree that if an ownership interest is acquired in a public company by a person or entity which notifies public company via Schedule 13D filed with the Securities and Exchange Commission, Dealer shall advise BMW NA in writing, and attach a copy of that Schedule. In the event Item 4 of that Schedule discloses that the person or entity acquiring such ownership interest owns or controls twenty (20%) of public company and intends or may intend either: (a) an acquisition of additional securities of public company or (b) an extraordinary corporate transaction such as a merger, reorganization or liquidation, involving a public company or any of its subsidiaries or (c) a sale or transfer of a material amount of assets of public company or any of its subsidiaries or (d) any change in the present Board of Directors or management of public company or (e) any other material change in public company's business or corporate structure or (f) any action similar to those noted above, then, if BMW NA reasonably concludes that such person or entity does not have interests compatible with those of BMW NA, or is otherwise not qualified to have an ownership interest in a BMW NA dealership, Dealer, DPI, Partnership and UAG agree that within 90 days of receipt of written notice from BMW NA of this fact, it will: (i) transfer the assets associated with Dealer to a third party acceptable to BMW NA, (ii) voluntarily terminate the Dealer Agreements in effect with Dealer, or (iii) provide evidence to BMW NA that such person or entity no longer has such an ownership interest in a public company. Should Dealer enter into an agreement to transfer its assets to a third party, the right of first refusal described in Article I shall apply to any such transfer. Failure of Dealer or public company to comply with this provision shall constitute grounds of termination of the Dealer Agreement.

6. Dealer, Partnership, DPI and UAG stipulate and agree that the alternate dispute resolution process set forth at Article H of the Dealer Agreement shall be the initial and exclusive source of resolution of any dispute regarding the Dealer Agreement and this Amendment, including, but not limited to, involuntary termination of the Dealer Agreement.

7. Dealer, Partnership, DPI and UAG future stipulate and agree that if Dealer, Partnership, DPI, BMW NA and the public are to realize the potential benefits that Dealer, Partnership, DPI and UAG represent to be the result of BMW NA approving the ownership structure proposed by Dealer, then Dealer shall comply fully with the terms and conditions of The BMW Advantage program, the details of which have previously been communicated to Dealer.

8. Dealer, Partnership, DPI and UAG agree that Dealer's Facilities shall be used exclusively for the representation of BMW Products and related services and in no event shall they be used for the display, sale or promotion of any new vehicle other than BMW automobiles.

9. The parties agree that this Amendment shall supplement the terms of the Dealer Agreement in accordance with Article L of the Dealer Agreement.

10. In the event that the policies of BMW NA with regard to the issues addressed herein should be modified, the parties agree to review such modifications to determine whether modifications to this Amendment are appropriate.

11. Nothing in this Amendment or the Dealer Agreement shall be construed to confer any rights upon any person not a party hereto or thereto, nor shall it create in any party an interest as a third party beneficiary of this Amendment or the Dealer Agreement. Dealer, Partnership and DPI hereby agree to indemnify and hold BMW NA, its parent, directors, officers, employees, subsidiaries, agents and representatives harmless from and against all claims, actions, damages, expenses, costs and liability arising from or in connection with any action by a third party in its capacity as a stockholder in UAG other than through a derivative stockholder suit authorized by the board of directors of UAG.

12. This Amendment is intended to modify and adapt certain provisions of the Dealer Agreement and is intended to be incorporated as part of the Dealer Agreement. In the event that any provisions of this Amendment are in conflict with other provisions of the Dealer Agreement, the provisions contained in this Agreement shall govern.

13. Dealer, Partnership, DPI and UAG agree to indemnify BMW NA for any and all costs that BMW NA may incur in defending or enforcing this Amendment, including a challenge brought by any party hereto or any third party arising out of the termination or transfer of the Dealer Agreement under the terms of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment this ___ day of July 1996.


DiFEO BMW                              DiFEO BMW PARTNERSHIP
                                       By:  DiFeo Partnership, Inc., as
                                       General Partner


     /s/ Joseph C. DiFeo                    /s/ Carl Spielvogel
--------------------------------       --------------------------------------
By:    Joseph C. DiFeo                 By:    Carl Spielvogel
Title: Vice President                  Title: Chairman and Chief Executive
Date:  July 30, 1996                          Officer
                                       Date:  July 30, 1996



DiFEO PARTNERSHIP, INC.                UNITED AUTO GROUP, INC.


     /s/ Carl Spielvogel                    /s/ Carl Spielvogel
--------------------------------       --------------------------------------
By:    Carl Spielvogel                 By:    Carl Spielvogel
Title: Chairman and Chief              Title: Chairman and Chief Executive
       Executive Officer                      Officer
Date:  July 30, 1996                   Date:  July 30, 1996

BMW OF NORTH AMERICA, INC.


     /s/ James J. Ryan
--------------------------------       --------------------------------------
By:    James J. Ryan                   By:
Title: Senior Vice President           Title:
       General Manager
       Eastern Region
Date:  July 25, 1996                   Date: